UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 4, 2025 (August 3, 2025)

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 3, 2025, The Chemours Company (“Chemours”), Corteva, Inc. and its subsidiary EIDP Inc. (formerly known as E. I. du Pont de Nemours and Company and together with its parent, Corteva Inc., referred to as “Corteva”) and DuPont de Nemours, Inc. (“DuPont” and together with Chemours and Corteva, the “Companies”) agreed to a proposed Judicial Consent Order with the State of New Jersey to comprehensively resolve all pending environmental and other claims by the State of New Jersey against the Companies in various litigation matters and other state directives (the “Settlement”). The Settlement will resolve all legacy contamination claims related to the companies’ current and former operating sites (Chambers Works, Parlin, Pompton Lakes and Repauno) and claims of statewide PFAS contamination unrelated to those sites, including from the use of aqueous film forming foam (AFFF).

The Settlement includes an aggregate cash payment to the State of New Jersey in the amount of $875 million, payable over a 25-year period beginning within 30 days of the date of entry of the Judicial Consent Order (the “JCO”), which will be no earlier than January 1, 2026. The pre-tax total present value of the settlement payments is approximately $500 million, based on the 8% discount rate set forth in the JCO.

Consistent with the January 2021 Memorandum of Understanding between the parties (“MOU”), Chemours will be responsible for 50% of settlement payments, DuPont will be responsible for 35.5% of settlement payments, and Corteva will be responsible for the remaining 14.5% of settlement payments.

The Settlement also establishes a process for determining the amount of the Remediation Funding Source (“RFS”) at the four current and former operating sites and the initial range for each, as well as other mechanisms to secure future remediation at the sites. The RFS will be secured by a surety bond or similar instrument. In addition, DuPont and Corteva will establish a Reserve Fund, also through a surety bond or similar instrument, to serve as further financial security, separate from and secondary to the RFS. DuPont will be responsible for 71% of the Reserve Fund and Corteva will be responsible for 29% of the Reserve Fund. The Reserve Fund will be accessible only under certain qualifying conditions detailed in the Settlement.

The terms of the Settlement remain subject to notice and comment in accordance with New Jersey law, as well as court approval. The Settlement is not in any way an admission of liability or fault by Chemours or the other Companies.

Additionally, on August 3, 2025, the Companies entered into a PFAS insurance proceeds memorandum of understanding (the “Insurance Proceeds MOU”). Pursuant to the Insurance Proceeds MOU, and contingent upon approval of the JCO, DuPont and Corteva will purchase from Chemours its rights to $150 million of potential insurance proceeds related to PFAS claims. After DuPont and Corteva have recovered the $150 million assigned by Chemours, plus a fee, Chemours will be entitled to its 50% share of further insurance recoveries. Chemours expects the assigned insurance proceeds and existing restricted cash on its balance sheet held in the MOU escrow account to fully fund its payment obligations under the NJ settlement through at least 2030.

The foregoing descriptions of the JCO and the Insurance Proceeds MOU do not purport to be complete and are qualified in their entirety by reference to the full text of the JCO and the Insurance Proceeds MOU which are filed hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On August 4, 2025, Chemours, DuPont and Corteva issued a joint press release announcing the matters described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected performance and impact of the cost sharing arrangement by and between Chemours, Corteva and DuPont related to future eligible PFAS liabilities. Factors that could cause or contribute to these differences include, but are not limited to: the achievement, terms and conditions of final agreements related to the cost sharing arrangement; the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; changes in laws and regulations applicable to PFAS chemicals; the performance by each of the parties of their respective obligations under the cost sharing arrangement. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Further lists and descriptions of risks and uncertainties can be found in each of Chemours’, DuPont’s and Corteva’s respective annual report on Form 10-K for the year ended December 31, 2024, and each of Chemours’, Corteva’s and DuPont’s respective subsequent reports on Form 10-Q, Form 10-K and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this announcement. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on each of Chemours’, DuPont’s or Corteva’s respective consolidated financial condition, results of operations, credit rating or liquidity. None of Chemours, DuPont or Corteva assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Judicial Consent Order, dated August 3, 2025 and Exhibit A*

10.2 PFAS Insurance Proceeds Memorandum of Understanding, dated August 3, 2025, by and among The Chemours Company, Corteva, Inc. and DuPont de Nemours, Inc.*

99.1 Press Release, dated August 4, 2025

104 Cover Page Interactive Data File (formatted as Inline XBRL).

*	Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Shane Hostetter
Shane Hostetter
Senior Vice President, Chief Financial Officer

Date:	August 4, 2025